Exhibit 5.2

Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

April 1, 2011

Universal Health Services, Inc.

and the Subsidiary Guarantors

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

I am General Counsel to Universal Health Services, Inc., a Delaware corporation (the “Company”) and the Subsidiary Guarantors (as defined below) and am delivering this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Subsidiary Guarantors with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration under the Act of (i) the offering and issuance of $250,000,000 aggregate principal amount of the Company’s 7% Senior Notes due 2018 (the “Exchange Notes”) in exchange for a like principal amount of the Company’s issued and outstanding 7% Senior Notes due 2018 (the “Outstanding Notes”) as described in the Registration Statement (the “Exchange Offer”) and (ii) the guarantees of the Exchange Notes (the “Guarantees”) of the subsidiaries of the Company identified as registrant subsidiary guarantors in the Registration Statement (the “Subsidiary Guarantors”). The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture (the “Indenture”), dated as of September 29, 2010, between the Company, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as trustee (the “Trustee”), as amended by the Supplemental Indenture, dated as of November 15, 2010, among the Company, the Trustee and the Subsidiary Guarantors. The Subsidiary Guarantors that are incorporated or organized under the laws of states other than the States of California, Delaware and Texas are identified in Schedule A hereto (the “Applicable Subsidiary Guarantors”).

In connection with this opinion, I have examined originals or copies of the Indenture and such corporate, limited liability company or partnership records of the Applicable Subsidiary Guarantors, certificates and other communications of public officials, and such other documents and questions of law as I have considered necessary or appropriate for the purposes of this opinion, and advise you that, in my opinion, each of the Indenture and the Guarantee of each Applicable Subsidiary Guarantor has been duly authorized by such Applicable Subsidiary Guarantor.

I am admitted to practice law in the State of Florida and have an In-House Corporate Counsel License in the State of Pennsylvania and I express no opinion as to the laws of any jurisdiction, domestic or foreign, other than the federal laws of the United States of

Universal Health Services, Inc.

and the Subsidiary Guarantors

April 1, 2011

America and the laws of the states or commonwealths of incorporation or organization of the Applicable Subsidiary Guarantors, as to which I have investigated such questions of law as I have deemed appropriate for purposes of the opinion expressed herein, in each case as in effect on the date hereof.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to me under the caption “Legal Matters” in the prospectus contained therein. This consent is not to be construed as an admission that I am a party whose consent is required to be filed with the Registration Statement under Section 7 of the Act.

Very truly yours,

/s/ MATTHEW D. KLEIN

Matthew D. Klein
General Counsel

Schedule A

Applicable Subsidiary Guarantors

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation
AIKEN REGIONAL MEDICAL CENTERS, INC.	SC
ALLIANCE HEALTH CENTER, INC.	MS
ALTERNATIVE BEHAVIORAL SERVICES, INC.	VA
AUBURN REGIONAL MEDICAL CENTER, INC.	WA
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.	UT
BHC ALHAMBRA HOSPITAL, INC.	TN
BHC BELMONT PINES HOSPITAL, INC.	TN
BHC FAIRFAX HOSPITAL, INC.	TN
BHC FOX RUN HOSPITAL, INC.	TN
BHC FREMONT HOSPITAL, INC.	TN
BHC HEALTH SERVICES OF NEVADA, INC.	NV
BHC HERITAGE OAKS HOSPITAL, INC.	TN
BHC INTERMOUNTAIN HOSPITAL, INC.	TN
BHC MONTEVISTA HOSPITAL, INC.	NV
BHC OF INDIANA, GENERAL PARTNERSHIP	TN
BHC PINNACLE POINTE HOSPITAL, INC.	TN
BHC PROPERTIES, LLC	TN
BHC SIERRA VISTA HOSPITAL, INC.	TN
BHC STREAMWOOD HOSPITAL, INC.	TN
BRENTWOOD ACQUISITION, INC.	TN
BRYNN MARR HOSPITAL, INC.	NC
CCS/LANSING, INC.	MI
CHILDREN’S COMPREHENSIVE SERVICES, INC.	TN
COLUMBUS HOSPITAL PARTNERS, LLC	TN
CUMBERLAND HOSPITAL, LLC	VA
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH	VA
FIRST HOSPITAL PANAMERICANO, INC.	PR
GREAT PLAINS HOSPITAL, INC.	MO
H.C. CORPORATION	AL
H.C. PARTNERSHIP	AL
HAVENWYCK HOSPITAL INC.	MI
HHC AUGUSTA, INC.	GA
HHC CONWAY INVESTMENT, INC.	SC
HHC FOCUS FLORIDA, INC.	FL
HHC POPLAR SPRINGS, INC.	VA
HHC RIVER PARK, INC.	WV
HHC ST. SIMONS, INC.	GA
HOLLY HILL HOSPITAL, LLC	TN
HSA HILL CREST CORPORATION	AL
KEYSTONE CONTINUUM, LLC	TN
KEYSTONE EDUCATION AND YOUTH SERVICES, LLC	TN
KEYSTONE MARION, LLC	VA
KEYSTONE NEWPORT NEWS, LLC	VA
KEYSTONE RICHLAND CENTER, LLC	OH
KEYSTONE WSNC, L.L.C.	NC
KEYSTONE MEMPHIS, LLC	TN
KIDS BEHAVIORAL HEALTH OF UTAH, INC.	UT
LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC	FL
LEBANON HOSPITAL PARTNERS, LLC	TN
MICHIGAN PSYCHIATRIC SERVICES, INC.	MI
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.	TN
NORTHERN INDIANA PARTNERS, LLC	TN
OAK PLAINS ACADEMY OF TENNESSEE, INC.	TN
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.	SC
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.	SC
PARK HEALTHCARE COMPANY	TN
PENNSYLVANIA CLINICAL SCHOOLS, INC.	PA
PSI SURETY, INC.	SC
PSJ ACQUISITION, LLC	ND
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.	TN

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Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation
RIVER OAKS, INC.	LA
ROLLING HILLS HOSPITAL, LLC	TN
SAMSON PROPERTIES, LLC	FL
SOUTHEASTERN HOSPITAL CORPORATION	TN
SP BEHAVIORAL, LLC	FL
SPARKS FAMILY HOSPITAL, INC.	NV
SUMMIT OAKS HOSPITAL, INC.	NJ
SUNSTONE BEHAVIORAL HEALTH, LLC	TN
TENNESSEE CLINICAL SCHOOLS, LLC	TN
THE ARBOUR, INC.	MA
THE BRIDGEWAY, INC.	AR
THE NATIONAL DEAF ACADEMY, LLC	FL
THE PINES RESIDENTIAL TREATMENT CENTER, INC.	VA
THREE RIVERS BEHAVIORAL HEALTH, LLC	SC
THREE RIVERS HEALTHCARE GROUP, LLC	SC
TURNING POINT CARE CENTER, INC.	GA
UHS HOLDING COMPANY, INC.	NV
UHS OF FULLER, INC.	MA
UHS OF HAMPTON, INC.	NJ
UHS OF HARTGROVE, INC.	IL
UHS OF NEW ORLEANS, INC.	LA
UHS OF OKLAHOMA, INC.	OK
UHS OF PENNSYLVANIA, INC.	PA
UHS OF RIVER PARISHES, INC.	LA
UHS OF WESTWOOD PEMBROKE, INC.	MA
UHS OKLAHOMA CITY LLC	OK
UNITED HEALTHCARE OF HARDIN, INC.	TN
UNIVERSITY BEHAVIORAL, LLC	FL
VALLE VISTA HOSPITAL PARTNERS, LLC	TN
VALLEY HOSPITAL MEDICAL CENTER, INC.	NV
WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED	FL
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC	IN
WINDMOOR HEALTHCARE INC.	FL
ZEUS ENDEAVORS, LLC	FL

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